Exhibit 99.1

1847 Goedeker Inc. Announces Share Repurchase Program

ST. CHARLES, Mo., December 21, 2021--(BUSINESS WIRE)--1847 Goedeker Inc. (NYSE American: GOED) ("Goedeker" or the "Company"), one of the largest specialty ecommerce players in the U.S. household appliances market, today announced that its Board of Directors (the "Board") authorized a new share repurchase program under which the Company may repurchase up to $25 million of its outstanding shares of common stock in the open market, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company’s decision to repurchase its shares, as well as the timing of such repurchases, will depend on a variety of factors that include ongoing assessments of the Company’s capital needs, obtaining requisite senior lender consent, market conditions and the price of the Company’s common stock, and other corporate considerations, as determined by management. The repurchase program may be suspended or discontinued at any time.

Albert Fouerti, Chief Executive Officer and Director, commented:

“Now that we have begun implementing a clear strategy focused on ecommerce growth, our leadership has been able to establish an accretive capital allocation philosophy. In addition to prioritizing investments in talent, technology and our fulfillment capabilities, we want to be able to buy back shares when our own financial position and market conditions permit. The Company’s decision to authorize a share repurchase program at this time should signal the conviction that our Board and management have in the Company’s strategy. While our primary emphasis will remain on building a long-term foundation for a category-leading business, we intend to be decisive when there are opportunities to enhance stockholder value and make good on our commitment to strengthen the Company’s capital structure. I am confident in this approach as a sizable stockholder and given my family’s sizable holdings.[1]”

ABOUT GOEDEKER

Goedeker is a content-driven and technology-enabled shopping destination for appliances, furniture and home goods. Since its acquisition of Appliances Connection, Goedeker has evolved into a growth-oriented ecommerce platform with a distinct offering of core, premium, luxury and private label brands that can be accessed through a seamless point-and-click experience. The company's priorities include offering unmatched selection, high-touch product expertise and reliable shipping from its expanding, nationwide fulfillment network. With more than $500 million in projected annual sales in 2021, Goedeker is one of the fastest-growing pureplay ecommerce companies in home appliances. Learn more at www.Goedekers.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "intend," "project," "plan," "will be," "will likely continue," "will likely result" or words or phrases of similar meaning. Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed in greater detail in our filings with the Securities and Exchange Commission. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these difference include, among other things: pricing and product cost variability; volumes of product sold; changes in the prices, supply, and/or demand for products that we distribute; the cyclical nature of the industry in which we operate; housing market conditions; the COVID-19 pandemic and other contagious illness outbreaks and their potential effects on our industry; effective inventory management relative to our sales volume or the prices of the products we produce; information technology security risks and business interruption risks; increases in petroleum prices; consolidation among competitors, suppliers, and customers; disintermediation risk; loss of products or key suppliers and manufacturers; our dependence on international suppliers and manufacturers for certain products; business disruptions; exposure to product liability and other claims and legal proceedings related to our business and the products we distribute; natural disasters, catastrophes, fire, or other unexpected events; successful implementation of our strategy; wage increases or work stoppages by our union employees; costs imposed by federal, state, local, and other regulations; compliance costs associated with federal, state, and local environmental protection laws; our level of indebtedness and our ability to incur additional debt to fund future needs; the risk that our cash flows and capital resources may be insufficient to service our existing or future indebtedness; the covenants of the instruments governing our indebtedness limiting the discretion of our management in operating our business; the fact that we lease many of our distribution centers, and we would still be obligated under these leases even if we close a leased distribution center; changes in our product mix; shareholder activism; potential acquisitions and the integration and completion of such acquisitions; the possibility that the value of our deferred tax assets could become impaired; changes in our expected annual effective tax rate could be volatile; the costs and liabilities related to our participation in multi-employer pension plans could increase; the possibility that we could be the subject of securities class action litigation due to stock price volatility; and changes in, or interpretation of, accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

CONTACT

Goedeker Investor Relations

Greg Marose / Ashley Areopagita
ir@goedekers.com

[1] Mr. Fouerti holds 788,876 shares of common stock individually and The 2021 Albert Fouerti Trust F/B/O holds 2,947,986 shares of common stock. The 2021 Elie Fouerti Trust F/B/O holds 2,947,987 shares of common stock.